Exhibit 99.2

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Oppenheimer 7th Annual Industrials Conference

GREENWICH, Conn. – May 4, 2012 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Oppenheimer 7th Annual Industrials Conference on Wednesday, May 16, 2012. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 9:20 a.m. (EDT), will be available via the following http://www.veracast.com/webcasts/opco/industrials2012/24203318.cfm.

The presentation may also be accessed on www.ur.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. (NYSE:URI) is the largest equipment rental company in the world, with an integrated network of more than 970 rental locations in 48 states and 10 Canadian provinces. The company’s 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,900 classes of equipment with a total original cost of $7.0 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com